EXHIBIT 99.1

Carolina Bank Holdings, Inc. Reports First Quarter EPS of $0.10

GREENSBORO, N.C., May 2, 2011 (GLOBE NEWSWIRE) -- Carolina Bank Holdings, Inc. (Nasdaq:CLBH) today reported first quarter 2011 results with highlights as follows:

First Quarter 2011 Financial Highlights

  Net income available to common shareholders was $324,000 in the first quarter of 2011 compared to $14,000 in the first quarter of 2010.
  Diluted net income per common share was $0.10 and $0.00 in the first quarter of 2011 and 2010, respectively.
  Carolina Bank, the subsidiary of Carolina Bank Holdings, Inc., continued to maintain 'Well Capitalized' status, the highest regulatory capital measure. Capital ratios improved during the first quarter of 2011 and fourth quarter of 2010 due to retained net income and a reduction in assets.
  Net interest income, computed on a fully taxable basis, was $6.00 million in the first quarter of 2011, up 7.1% from the first quarter of 2010.
  The net interest margin, computed on a fully taxable basis, increased to a ten year high of 3.88% in the first quarter of 2011 compared to 3.54% in the first quarter of 2010.
  Provision for loan losses decreased to $1.70 million in the first quarter of 2011 from $1.99 million in the same quarter of 2010. No asset impairment charges were realized in the first quarter of 2011 compared to $0.51 million in the first quarter of 2010.
  Net income was $612,000 and $299,000 in the first quarter of 2011 and 2010, respectively.

Robert T. Braswell, President and CEO of Carolina Bank Holdings, Inc., commented, "We are pleased to report another consecutive profitable quarter after the challenging second and third quarters of 2010. Carolina Bank continues to be 'Well Capitalized' and strengthened its capital ratios from retained income and a planned reduction in assets during the first quarter of 2011 and fourth quarter of 2010."

Non-performing loans to total loans held for investment increased to 5.71% at March 31, 2011 from 5.39% at December 31, 2010.  Non-performing assets to total assets increased to 6.00% at March 31, 2011 from 5.55% at December 31, 2010. Braswell commented, "Reducing the elevated level of non-performing assets is a top priority of our Bank in 2011. Our seasoned loan workout team and an improving economy will hopefully provide the keys to reducing our non-performing assets." The bank had net loan charge-offs of $1.65 million and $1.37 million in the first quarter of 2011 and 2010, respectively. The allowance for loan losses was 2.47% and 2.40% of loans held for investment at March 31, 2011 and December 31, 2010, respectively.

About the Company

Carolina Bank, the banking subsidiary of Carolina Bank Holdings, Inc. began banking operations on November 25, 1996. The parent company is a North Carolina corporation organized in 2000. The bank is engaged in lending and deposit gathering activities in the Piedmont Triad of North Carolina, with operations in four counties: Guilford, Alamance, Forsyth and Randolph. The bank has eight full-service banking locations, four in Greensboro, one in Asheboro, one in High Point, one in Burlington, and one in Winston-Salem, North Carolina. A mortgage loan production office was opened in Burlington in July 2010. The Company's stock is listed on the NASDAQ Global Market under the symbol CLBH. Further information is available on the Company's web site: www.carolinabank.com.

This press release contains forward-looking statements regarding future events. These statements are only predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of managing our growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to be materially different from those in the forward-looking statements is contained in the Company's filings with the Securities and Exchange Commission. Carolina Bank Holdings, Inc. undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Balance Sheets
	March 31,	December 31,
	2011	2010
	(unaudited)
	(in thousands)
Assets
Cash and due from banks	$ 4,539	$ 5,116
Interest-bearing deposits with banks	46,169	17,710
Securities available-for-sale, at fair value	55,092	46,103
Securities held-to-maturity	506	563
Loans held for sale	16,123	53,961
Loans	501,977	514,029
Less allowance for loan losses	(12,414)	(12,359)
Net loans	489,563	501,670
Premises and equipment, net	18,541	18,622
Other assets	33,597	32,956
Total assets	$ 664,130	$ 676,701

Liabilities and Stockholders' Equity
Deposits
Non-interest bearing demand	$ 44,664	$ 43,564
NOW, money market and savings	305,726	303,203
Time	239,005	257,800
Total deposits	589,395	604,567

Advances from the Federal Home Loan Bank	3,144	3,165
Securities sold under agreements to repurchase	2,225	432
Subordinated debentures	19,433	19,414
Other liabilities and accrued expenses	5,030	4,841
Total liabilities	619,227	632,419

Stockholders' equity
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding 16,000 shares in 2011 and 2010	14,900	14,811
Common stock, $1 par value; authorized 20,000,000 shares; issued and outstanding 3,387,045 in 2011 and 2010	3,387	3,387
Common stock warrants	1,841	1,841
Additional paid-in capital	15,843	15,834
Retained earnings	8,233	7,910
Stock in directors' rabbi trust	(733)	(718)
Directors' deferred fees obligation	733	718
Accumulated other comprehensive income	699	499
Total stockholders' equity	44,903	44,282
Total liabilities and stockholders' equity	$ 664,130	$ 676,701

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Statements of Income (unaudited)
	Three Months
	Ended March 31,
	2011	2010
	(in thousands, except per share data)

Interest income
Loans	$ 7,150	$ 7,476
Investment securities, taxable	401	462
Investment securities, non taxable	162	162
Interest from federal funds sold and other	20	22
Total interest income	7,733	8,122

Interest expense
NOW, money market, savings	660	990
Time deposits	967	1,383
Other borrowed funds	188	229
Total interest expense	1,815	2,602

Net interest income	5,918	5,520
Provision for loan losses	1,700	1,988
Net interest income after provision for loan losses	4,218	3,532
Non-interest income
Service charges	231	216
Mortgage banking income	1,635	1,749
Gains on sale of investment securities	97	130
Repossessed asset losses	--	(127)
Other	147	165
Total non-interest income	2,110	2,133

Non-interest expense
Salaries and benefits	2,964	2,573
Occupancy and equipment	638	608
Professional fees	253	260
Outside data processing	219	241
FDIC insurance	385	257
Advertising and promotion	87	153
Stationery, printing and supplies	139	114
Impairment of repossessed assets	--	507
Repossessed asset expenses	294	163
Other	491	402
Total non-interest expense	5,470	5,278

Income before income taxes	858	387
Income tax expense	246	88
Net income	612	299
Dividends and accretion on preferred stock	288	285
Net income available to common stockholders	$ 324	$ 14

Net income per common share
Basic	$ 0.10	$ --
Diluted	$ 0.10	$ --

Carolina Bank Holdings, Inc.
Consolidated Financial Highlights
First Quarter 2011
(unaudited)
	Quarterly					Years Ended
	1st Qtr.	4th Qtr.	3rd Qtr.	2nd Qtr.	1st Qtr.
($ in thousands except for share data)	2011	2010	2010	2010	2010	2010	2009

EARNINGS
Net interest income	$5,918	6,170	5,981	5,670	5,520	23,341	19,705
Provision for loan loss	$1,700	1,825	6,620	4,700	1,988	15,133	10,520
NonInterest income	$2,110	4,710	4,030	2,502	2,133	13,375	10,550
NonInterest expense	$5,470	8,190	6,421	6,172	5,278	26,061	20,577
Net income (loss)	$612	679	(1,804)	(1,568)	299	(2,394)	(358)
Net income (loss) available to common stockholders	$324	392	(2,086)	(1,856)	14	(3,536)	(1,448)
Basic earnings (loss) per share	$0.10	0.12	(0.62)	(0.55)	0.01	(1.04)	(0.43)
Diluted earnings (loss) per share	$0.10	0.12	(0.62)	(0.55)	0.01	(1.04)	(0.43)
Average shares outstanding	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045	3,383,748
Average diluted shares outstanding	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045	3,385,102

PERFORMANCE RATIOS
Return on average assets *	0.20%	0.22%	-1.19%	-1.06%	0.01%	-0.51%	-0.22%
Return on average common equity *	4.41%	5.24%	-26.45%	-22.54%	0.17%	-11.08%	-4.21%
Net interest margin (fully-tax equivalent) *	3.88%	3.80%	3.70%	3.50%	3.54%	3.63%	3.20%
Efficiency ratio	67.47%	74.73%	63.64%	74.80%	68.24%	70.38%	67.42%
# full-time equivalent employees - period end	163	155	153	147	143	155	140

CAPITAL
Equity to ending assets	6.76%	6.54%	6.36%	6.58%	6.83%	6.54%	6.88%
Common tangible equity to assets	4.53%	4.36%	4.25%	4.50%	4.77%	4.36%	4.80%
Tier 1 leverage capital ratio - Bank	7.91%	7.59%	7.43%	7.23%	7.54%	7.59%	7.45%
Tier 1 risk-based capital ratio - Bank	9.38%	9.00%	8.73%	8.55%	8.59%	9.00%	8.50%
Total risk-based capital ratio - Bank	12.24%	11.82%	11.52%	11.34%	11.34%	11.82%	11.24%
Book value per common share	$8.86	8.70	8.79	9.37	9.91	8.70	9.88

ASSET QUALITY
Net charge-offs (recoveries)	$1,645	1,096	5,261	5,126	1,372	12,855	6,199
Net charge-offs to average loans *	1.29%	0.84%	4.02%	3.80%	1.03%	2.43%	1.19%
Allowance for loan losses	$12,414	12,359	11,629	10,270	10,697	12,359	10,081
Allowance for loan losses to loans held invst.	2.47%	2.40%	2.24%	1.93%	2.00%	2.40%	1.90%
Nonperforming loans	$28,651	27,713	26,972	24,721	19,636	27,713	14,163
Performing restructured loans	$11,910	8,396	700	--	--	8,396	--
Repossessed assets	$11,177	9,863	9,763	7,792	11,507	9,863	13,964
Nonperforming loans to loans held for investment	5.71%	5.39%	5.20%	4.63%	3.68%	5.39%	2.67%
Nonperforming assets to total assets	6.00%	5.55%	5.25%	4.62%	4.42%	5.55%	4.04%

END OF PERIOD BALANCES
Total assets	$664,130	676,701	700,234	704,340	704,085	676,701	697,052
Total loans held for investment	$501,977	514,029	519,177	533,486	534,045	514,029	530,606
Total deposits	$589,395	604,567	626,060	626,527	625,730	604,567	617,471
Stockholders' equity	$44,903	44,282	44,507	46,359	48,112	44,282	47,948

AVERAGE BALANCES
Total assets	$673,663	693,279	698,106	700,598	691,406	695,847	665,555
Total earning assets	$626,822	653,276	650,068	658,491	641,861	650,926	624,031
Total loans held for investment	$510,051	521,462	523,714	539,554	532,928	529,415	522,965
Total interest-bearing deposits	$555,381	574,181	580,084	584,031	576,968	578,815	528,158
Common stockholders' equity	$29,795	29,702	31,295	33,034	33,666	31,924	34,385

* annualized for all periods presented
Return on average assets and on average common equity are computed using net income (loss) available to common stockholders
CONTACT: Carolina Bank Holdings, Inc.
         Robert T. Braswell, President and CEO
         Telephone: 336-286-8740
         Email: b.braswell@carolinabank.com